                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                               CPS SYSTEMS, INC.

                               TABLE OF CONTENTS

ARTICLE 1.  OFFICES..................................................  1
  1.1   Registered Office and Agent..................................  1
  1.2   Other Offices................................................  1
ARTICLE 2.  NUMBER OF DIRECTORS......................................  1
ARTICLE 3.  SHAREHOLDERS.............................................  1
  3.1   Annual Meeting...............................................  1
  3.2   Special Meetings.............................................  2
  3.3   Place of Meetings............................................  2
  3.4   Business for Shareholders' Meetings..........................  2
        3.4.1 Business at Annual Meetings............................  2
        3.4.2 Business at Special Meetings...........................  3
        3.4.3 Notice to Corporation..................................  3
  3.5   Fixing of Record Date........................................  3
  3.6   Voting Lists.................................................  3
  3.7   Notice of Meetings...........................................  4
  3.8   Waiver of Notice.............................................  4
  3.9   Proxies......................................................  4
  3.10  Participation by Conference Telephone........................  5
  3.11  Quorum; Manner of Acting.....................................  5
  3.12  Voting of Shares.............................................  5
  3.13  Voting for Directors.........................................  5
  3.14  Voting of Shares by Certain Holders..........................  5
        3.14.1 Another Corporation...................................  5
        3.14.2 Personal Representative or Guardian...................  6
        3.14.3 Receiver..............................................  6
        3.14.4 Fiduciaries...........................................  6
        3.14.5 Pledged Shares........................................  6
        3.14.6 Counting Shares.......................................  6
        3.14.7 Redemption............................................  6
  3.15  Action of Shareholders Without a Meeting.....................  7
ARTICLE 4.  BOARD OF DIRECTORS.......................................  7
  4.1   General Powers...............................................  7
  4.2   Number, Tenure and Qualification.............................  7
  4.3   Nomination and Election......................................  7
        4.3.1 Nomination.............................................  7
        4.3.2 Election...............................................  8
  4.4   Annual and Other Regular Meetings............................  8
  4.5   Special Meetings.............................................  8
  4.6   Quorum.......................................................  9
  4.7   Manner of Acting.............................................  9
  4.8   Participation by Conference Telephone........................  9
  4.9   Presumption of Assent........................................  9
  4.10  Action by Board Without a Meeting............................  9
  4.11  Board Committees............................................. 10

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

  4.12  Resignation.................................................. 10
  4.13  Removal...................................................... 10
  4.14  Vacancies.................................................... 10
  4.15  Compensation................................................. 11
ARTICLE 5.  OFFICERS................................................. 11
  5.1   Number....................................................... 11
  5.2   Appointment and Term of Office............................... 11
  5.3   Resignation.................................................. 11
  5.4   Removal...................................................... 11
  5.5   Chairman and Vice-Chairmen of the Board...................... 12
  5.6   President.................................................... 12
  5.7   Vice-Presidents.............................................. 12
  5.8   Secretary.................................................... 12
  5.9   Treasurer.................................................... 13
  5.10  Assistant Officers........................................... 13
  5.11  Compensation of Officers and Employees....................... 13
ARTICLE 6.  CONTRACTS, LOANS, CHECKS, DEPOSITS....................... 13
  6.1   Contracts.................................................... 13
  6.2   Loans........................................................ 14
  6.3   Checks, Drafts, Etc.......................................... 14
  6.4   Deposits..................................................... 14
  6.5   Contracts with or Loan to Directors and Officers............. 14
ARTICLE 7.  SHARES................................................... 14
  7.1   Certificates for Shares...................................... 14
  7.2   Issuance of Shares........................................... 15
  7.3   Beneficial Ownership......................................... 15
  7.4   Transfer of Shares........................................... 15
  7.5   Lost or Destroyed Certificates............................... 16
  7.6   Restrictions on Transfer..................................... 16
  7.7   Stock Transfer Records....................................... 16
ARTICLE 8.  SEAL..................................................... 16
ARTICLE 9.  INDEMNIFICATION.......................................... 16
  9.1   Right to Indemnification..................................... 16
  9.2   Restrictions on Indemnification.............................. 17
  9.3   Advancement of Expenses...................................... 17
  9.4   Right of Indemnitee to Bring Suit............................ 17
  9.5   Procedures Exclusive......................................... 18
  9.6   Nonexclusivity of Rights..................................... 18
  9.7   Insurance, Contracts and Funding............................. 18
  9.8   Indemnification of Employees and Agents of the Corporation... 18
  9.9   Personal Serving Other Entities.............................. 19
ARTICLE 10.  BOOKS AND RECORDS....................................... 19
ARTICLE 11.  FISCAL YEAR............................................. 19
ARTICLE 12.  VOTING OF SHARES OF ANOTHER CORPORATION................. 19
ARTICLE 13.  AMENDMENTS TO BYLAWS...................................  19

                          AMENDED AND RESTATED BYLAWS
                                      OF
                               CPS SYSTEMS, INC.

                                   PREAMBLE

    These bylaws are subject to, and governed by, the Texas Business Corporation Act and the articles of incorporation of CPS SYSTEMS, INC., a Texas corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the articles of incorporation of the Corporation, such provisions of the Texas Business Corporation Act or the articles of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE 1.  OFFICES

    1.1  REGISTERED OFFICE AND AGENT

    The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

    1.2  OTHER OFFICES

    The Corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the Corporation may require.

                        ARTICLE 2.  NUMBER OF DIRECTORS

    The Board of Directors shall consist of five (5) persons or so many as may from time to time be designated by the then-existing Board of Directors.

                           ARTICLE 3.  SHAREHOLDERS
    3.1  ANNUAL MEETING

       The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year within 90 to 180 days after the fiscal year end of the corporation at a date, time and location determined by resolution of the Board of Directors. At any time prior to the commencement of the annual meeting, the Board of Directors may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this
Section 3.1.

    3.2  SPECIAL MEETINGS

    Special meetings of the shareholders for any purpose may be called at any time by the president, Board of Directors or the holders of at least fifty percent (50%) of all votes entitled to be cast on any issue proposed to be considered at such special meeting.

    3.3  PLACE OF MEETINGS

    Meetings of the shareholders shall be held at either the principal office of the corporation or at such other place within or without the state of Texas as the Board of Directors or the president may designate.

    3.4 BUSINESS FOR SHAREHOLDERS' MEETINGS

        3.4.1  BUSINESS AT ANNUAL MEETINGS

        In addition to the election of Directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board of Directors or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with subsection 3.4.3 hereof, and received by the Secretary not fewer than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so given not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder m such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection 3.4.1. If the facts warrant, the Board of Directors, or the chairman of an annual meeting of shareholders, may determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this subsection 3.4.1 and, if, in either case, it is so determined, any such business shall not be transacted. The procedures set forth in this subsection 3.4.1 for business to be properly brought before an annual meeting by a shareholder are in addition to, and not in lieu of, the requirements set forth in Rule 141-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

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

        3.4.2  BUSINESS AT SPECIAL MEETINGS

        At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 3.2 hereof, shall come before the meeting.

        3.4.3  NOTICE TO CORPORATION

        Any written notice required to be delivered by a shareholder to the corporation pursuant to subsection 3.4.1 or any other subsection hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices.

    3.5 FIXING OF RECORD DATE

    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, which date in any case shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, the day before the first notice of a meeting is dispatched to shareholders or the date on which the resolution of the Board of Directors authorizing such dividend or distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

    3.6 VOTING LISTS

    At least ten (10) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall prepare an alphabetical list of all its shareholders on the record date who are entitled to vote at the meeting or any adjournment thereof, arranged by voting group, and within each voting group by class or series of shares, with the address of and the number of shares held by each, which record for a period of ten (10) days prior to the meeting shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, shareholder's agent or shareholder's attorney during the whole time of the meeting. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

    3.7  NOTICE OF MEETINGS

    Written or printed notice stating the date, time and place of a meeting of shareholders and, in the case of a special meeting of shareholders, the purpose or purposes Aor which the meeting is called, shall be given by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting (unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), not less than ten (10) days and not more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual course of business, or the dissolution of the corporation shall be given not less than twenty (20) days and not more than sixty (60) days before the meeting. Written notice may be transmitted by: Mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Such notice shall be effective upon dispatch if sent to the shareholder's address, telephone number, or other number appearing on the records of the corporation.

    If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment unless a new record date is or must be fixed. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

    3.8  WAIVER OF NOTICE

    A shareholder may waive any notice required to be given under the provisions of these bylaws, the articles of incorporation or by applicable law, whether before or after the date and time stated therein. A valid waiver is created by any of the following three methods: (a) in writing signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in its corporate records; (b) by attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

    3.9  PROXIES

    A shareholder may vote either in person or by proxy. A shareholder may vote by proxy by means of a proxy appointment form which is executed in writing by the shareholder, his agent, or by his duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the secretary of the corporation before or at the commencement of meetings. No unrevoked proxy appointment form shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the appointment form. No proxy appointment may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder appointing the proxy.

    3.10  PARTICIPATION BY CONFERENCE TELEPHONE

    At the discretion of the Board of Directors, shareholders or proxies may participate in a meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation by such means shall constitute presence in person at the meeting.

    3.11  QUORUM; MANNER OF ACTING

    At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for purposes of a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting. At such reconvened meeting, any business may be transacted which might have been transacted at the adjourned meeting. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which a different vote is required by express provision of law or of the articles of incorporation or of these bylaws.

    3.12  VOTING OF SHARES

    Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation.

    3.13  VOTING FOR DIRECTORS

    Unless otherwise provided in the articles of incorporation, shareholders entitled to vote at any election of Directors are entitled to cumulate votes by multiplying the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and to cast the product for a single candidate or distribute the product among two or more candidates. Unless otherwise provided in the articles of incorporation, in any election of Directors the candidates elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of Directors to be elected by such shares.

    3.14  VOTING OF SHARES BY CERTAIN HOLDERS

       3.14.1  ANOTHER CORPORATION

       Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors of such corporation may determine. A certified copy of a resolution adopted by such Directors shall be conclusive as to their determination.

       3.14.2  PERSONAL REPRESENTATIVE OR GUARDIAN

       Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, without a transfer of such shares into the name of such personal representative, administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, but no trustee shall be entitled to vote shares held in trust without a transfer of such shares into the name of the trustee.

       3.14.3  RECEIVER

       Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

       3.14.4  FIDUCIARIES

       If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or appointment of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

       3.14.5  PLEDGED SHARES

       Unless the pledge agreement expressly provides otherwise, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       3.14.6  COUNTING SHARES

       Shares held by another corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any given time if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation.

       3.14.7  REDEMPTION

       On and after the date on which written notice of redemption of redeemable shares has been dispatched to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall be deemed to be not outstanding shares.

       3.15 ACTION OF SHAREHOLDERS WITHOUT A MEETING

    Any action which may or is required to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken shall be signed, either before or after the action taken, by all the shareholders entitled to vote with respect to the subject matter thereof. Action taken by written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date. Whenever any notice is required to be given to any shareholder of the corporation pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to notice, shall be deemed equivalent to the giving of notice.

                        ARTICLE 4.  BOARD OF DIRECTORS

    4.1  GENERAL POWERS

    The business and affairs of the corporation shall be managed by its Board of Directors.

    4.2  NUMBER, TENURE AND QUALIFICATION

    The number of Directors set forth in Article 2 of these bylaws may be increased or decreased from time to time by amendment to or in the manner provided in these bylaws. No decrease, however, shall have the effect of shortening the term of any incumbent director unless such director resigns or is removed in accordance with the provisions of these bylaws. Except as classification of Directors may be specified by the articles of incorporation and unless removed in accordance with these bylaws, each director shall hold office until the next annual meeting of the shareholders and until a successor shall have been elected and qualified. Directors need not be residents of the state of Texas or shareholders of the corporation.

    4.3  NOMINATION AND ELECTION

       4.3.1  NOMINATION

       Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board of Directors or (b) by any shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (in accordance with subsection 3.4.3 hereof) of such shareholder's intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 60 nor more than 90 days prior to the anniversary of the previous year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so given not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the, 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made) and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder's notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. if the facts warrant, the Board of Directors, or the chair of a shareholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this subsection 4.3 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

       4.3.2  ELECTION

       At each election of Directors, the persons receiving the greatest number of votes shall be the Directors.

    4.4  ANNUAL AND OTHER REGULAR MEETINGS

    An annual meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may specify by resolution the time and place, either within or without the state of Texas, for holding any other regular meetings of the Board of Directors.

    4.5  SPECIAL MEETINGS

  Special meetings of the Board of Directors may be called by the Board of Directors, the chairman of the Board, the president, the secretary or any director. Notice of special meetings of the Board of Directors stating the date, time and place thereof shall be given at least two (2) days prior to the date set for such meeting by the person or persons authorized to call such meeting, or by the secretary at the direction of the person or persons authorized to call such meeting. The notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Written notice is effective upon dispatch if such notice is sent to the director's address, telephone number, or other number appearing on the records of the corporation. If no place for such meeting is designated in the notice thereof, the meeting shall be held at the principal office of the corporation. Any director may waive notice of any meeting at any time. Whenever any notice is required to be given to any director of the corporation pursuant to applicable law, a waiver thereof in writing signed by the director, entitled to notice, shall be deemed equivalent to the giving of notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

  4.6  QUORUM

  A majority of the number of Directors specified in or fixed in accordance with these bylaws shall constitute a quorum for the transaction of any business at any meeting of Directors. If less than a majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

  4.7  MANNER OF ACTING

  If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors.

  4.8  PARTICIPATION BY CONFERENCE TELEPHONE

  Directors may participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all Directors participating can hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.

  4.9  PRESUMPTION OF ASSENT

  A director who is present at a meeting of the Board of Directors at which action is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

  4.10  ACTION BY BOARD WITHOUT A MEETING

  Any action permitted or required to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents setting forth the action so taken, shall be signed, either before or after the action taken, by all the Directors. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.

  4.11  BOARD COMMITTEES

  The Board of Directors may by resolution designate from among its members an executive committee and one or more other committees, each of which must have two (2) or more members and shall be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as applied to the Board of Directors. To the extent provided in such resolutions, each such committee shall have and may exercise the authority of the Board of Directors, except as limited by applicable law. The designation of any such committee and the delegation thereto of authority shall not relieve the Board of Directors, or any members thereof, of any responsibility imposed by law.

  4.12  RESIGNATION

  Any director may resign at any time by delivering written notice to the chairman of the Board, the president, the secretary, or the registered office of the corporation, or by giving oral notice at any meeting of the Directors or shareholders. Any such resignation shall take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  4.13  REMOVAL

  At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office, with or without cause (unless the articles of incorporation provide that Directors may be removed only for cause) by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or Directors whose removal is sought. If shareholders have the right to cumulate votes in the election of Directors and if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board or the class of Directors of which he is a part. If the Board of Directors or any one or more Directors is so removed, new Directors may be elected at this same meeting.

  4.14  VACANCIES

  A vacancy on the Board of Directors may occur by the resignation, removal or death of an existing director, or by reason of increasing the number of Directors on the Board of Directors as provided in these bylaws. Except as may be limited by the articles of incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of Directors by shareholders.

  If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy.

  4.15  COMPENSATION

  By resolution of the Board of Directors, the Directors may be paid a fixed sum plus their expenses, if any, for attendance at meetings of the Board of Directors or committee thereof, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE 5.  OFFICERS
  5.1  NUMBER

  The corporation shall have a president, and may have one or more vice-presidents, a secretary and a treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers, including a chairman of the Board, as may be deemed necessary or appropriate may be appointed by the Board of Directors. By resolution, the Board of Directors may designate any officer as chief executive officer, chief operating officer, chief financial officer, or any similar designation. Any two or more offices may be held by the same person.

  5.2  APPOINTMENT AND TERM OF OFFICE

  The officers of the corporation shall be appointed by the Board of Directors for such term as the Board may deem advisable or may be appointed to serve for an indefinite term at the pleasure of the Board. Each officer shall hold office until a successor shall have been appointed regardless of such officer's term of office, except in the event of such officer's termination of an indefinite term at the pleasure of the Board or such officer's removal in the manner herein provided.

  5.3  RESIGNATION

  Any officer may resign at any time by delivering written notice to the chairman of the Board, the president, a vice-president, the secretary or the Board of Directors, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at any subsequent time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall riot be necessary to make it effective.

  5.4  REMOVAL

  Any officer appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

  5.5  CHAIRMAN AND VICE-CHAIRMEN OF THE BOARD

  The Chairman of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be determined from time to time by resolution of the Board of Directors. The Vice-Chairman of the Board, if there be such an office, or in the event there shall be more than one Vice-Chairman, the one designated most senior at the time of election, shall perform the duties of the Chairman of the Board in the chairman's absence, or in the event of the chairman's death, disability or refusal to act. The Vice-Chairman of the Board shall exercise and perform such other powers and duties as may be determined from time to time by resolution of the Board of Directors.

  5.6  PRESIDENT

  The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control the business and affairs of the corporation. When present the president shall preside at all meetings of the shareholders and in the absence of the chairman of the Board, or if there be none, at all meetings of the Board of Directors. The president may sign with the secretary or any other proper officer of the corporation thereunto authorized by law, certificates for shares of the corporation, and may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the president shall perform all duties incident to office of and such other duties as may be prescribed by resolution of the Board of Directors from time to time.

  5.7  VICE-PRESIDENTS

  In the absence of the president or in the event of his death, disability or refusal to act, the vice-president, or in the event there shall be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election, if any, shall perform the duties of the president. When so acting the vice-president shall have all the powers of and be subject to all the restrictions upon the president and shall perform such other duties as from time to time may be assigned to the vice-president by resolution of the Board of Directors.

  5.8  SECRETARY

  The secretary shall keep the minutes of the proceedings of the shareholders and Board of Directors, shall give notices in accordance with the provisions of these bylaws and as required by law, shall be custodian of the corporate records of the corporation, shall keep a record of the names and addresses of all shareholders and the number and class of shares held by each, have general charge of the stock transfer books of the corporation, may sign with the president, or a vice-president, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which shall have been authorized by resolution of the Board of Directors, and in general shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by resolution of the Board of Directors.

  5.9  TREASURER

  If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors shall determine. The treasurer shall have charge and custody of and be responsible for keeping correct and complete books and records of account, for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, deposit all such moneys in the name of the corporation in the banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by resolution of the Board of Directors.

  5.10  ASSISTANT OFFICERS

  The assistant officers in general shall perform such duties as are customary or as shall be assigned to them by resolution of the Board of Directors. If required by the Board of Directors, the assistant treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

  5.11  COMPENSATION OF OFFICERS AND EMPLOYEES

  The Board of Directors shall fix compensation of officers and may fix compensation of other employees from time to time. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation. In the event any salary payment, or portion thereof, to an officer or other employee is disallowed by the Internal Revenue Service as a deduction for employee compensation under Section 162(a)(1) of the Internal Revenue Code of 1986, as may be amended from time to time, on the grounds such payment was unreasonable in amount, then such officer or employee shall promptly repay the amount disallowed as a deduction to the corporation; it shall be the duty of the Board of Directors to take all action necessary to enforce this bylaw requiring repayment of unreasonable compensation.

                ARTICLE 6.  CONTRACTS, LOANS, CHECKS, DEPOSITS

  6.1  CONTRACTS

  The Board of Directors may authorize any officer or officers, agent or agents, to enter any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.

  6.2  LOANS

  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, which authority may be general.

  6.3  CHECKS, DRAFTS, ETC.

  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner as shall from time to time be prescribed by resolution of the Board of Directors.

  6.4  DEPOSITS

  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in the banks, trust companies or other depositories as the Board of Directors may select.

  6.5  CONTRACTS WITH OR LOAN TO DIRECTORS AND OFFICERS

  The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its Directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as Directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist, as permitted by applicable law. In the absence of fraud the fact that any director, officer, shareholder, or any corporation, association, firm or other entity of which any director, officer, or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (a) vote of a majority of a quorum of the Board of Directors excluding any interested director or Directors, (b) the written consent of the holders of a majority of the shares entitled to vote, or
(c) a general resolution approving the acts of the Directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

                              ARTICLE 7.  SHARES

  7.1  CERTIFICATES FOR SHARES

  The shares of the corporation may be represented by certificates in such form as prescribed by the Board of Directors. Signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates shall be consecutively numbered or otherwise identified. All certificates shall bear such legend or legends as prescribed by the Board of Directors or these bylaws.

  7.2  ISSUANCE OF SHARES

  Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.1 above and such additional information as may be required by '8.408 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

  7.3  BENEFICIAL OWNERSHIP

  Except as otherwise permitted by these bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

  7.4  TRANSFER OF SHARES

  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, on surrender for cancellation of the certificate for the shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by '8.308 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.02 above and such additional information as may be required by '8.408 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

  7.5  LOST OR DESTROYED CERTIFICATES

  In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

  7.6  RESTRICTIONS ON TRANSFER

  Except to the extent that such shares have been registered under state and federal laws and except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation shall bear a legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face, to the effect as follows:

          "These securities are not registered under state or federal securities laws and may not be offered, sold, pledged or otherwise transferred, nor may these securities be transferred on the books of the company, without an opinion of counsel or other assurance satisfactory to the company that no violation of such registration provisions would result therefrom."

  7.7  STOCK TRANSFER RECORDS

  The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of the person to whom the shares represented by any certificate, together with the class, number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Except as provided in these bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                               ARTICLE 8.  SEAL

  This corporation need not have a corporate seal. If the Directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation, and the words "Corporate Seal."

                          ARTICLE 9.  INDEMNIFICATION

  9.1  RIGHT TO INDEMNIFICATION

  Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs executors and administrators. Except as provided in subsection 9.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

  9.2  RESTRICTIONS ON INDEMNIFICATION

  No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if any successor provision of the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act may hereafter amended, the restrictions on indemnification set forth in this subsection 9.2 shall be as set forth in such amended statutory provision.

  9.3  ADVANCEMENT OF EXPENSES

  The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 9.3.

  9.4  RIGHT OF INDEMNITEE TO BRING SUIT

  If a claim under subsection 9.1 or 9.3 of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

  9.5  PROCEDURES EXCLUSIVE

  Pursuant to the Texas Business Corporation Act, the Texas Miscellaneous Corporation Act and any successor provision thereof, the procedures for indemnification and advancement of expenses set forth in this Section are in lieu of the procedures required by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Act and any successor provision thereof.

  9.6  NONEXCLUSIVITY OF RIGHTS

  The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

  9.7  INSURANCE, CONTRACTS AND FUNDING

  The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Texas Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

  9.8  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

  The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Texas Business Corporation Act; or (iii) otherwise consistent with law.

  9.9  PERSONAL SERVING OTHER ENTITIES

  Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsections 9.1 and 9.3 of this Section.

                        ARTICLE 10.  BOOKS AND RECORDS

  The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and the Board of Directors and such other records as may be necessary or advisable.

                           ARTICLE 11.  FISCAL YEAR

  The fiscal year of the corporation shall be determined by resolution adopted by the Board of Directors. In the absence of such a resolution, the fiscal year shall be the calendar year.

             ARTICLE 12.  VOTING OF SHARES OF ANOTHER CORPORATION

  Shares of another corporation held by this corporation may be voted by the president or vice-president, or by proxy appointment form executed by either of them, unless the Directors by resolution shall designate some other person to vote the shares.

                       ARTICLE 13.  AMENDMENTS TO BYLAWS

  These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Board of Directors or by the shareholders. Any bylaw adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the shareholders at the next meeting of shareholders following such action, without further notice than this bylaw.